UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CUBIC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9870 PLANO ROAD

DALLAS, TEXAS 75238

(972) 686-0369

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 30, 2012

TO THE SHAREHOLDERS OF CUBIC ENERGY, INC.:

You are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of Cubic Energy, Inc., a Texas corporation (the “Company” or “Cubic”), that will be held at the Doubletree Dallas Campbell Centre, Skyline Ballroom, 8250 North Central Expressway, Dallas, Texas 75206, on May 30, 2012, at 10:00 a.m. Central Time for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.	To elect six (6) directors to hold office until the next Annual Meeting of Shareholders and thereafter until their respective successors have been elected or appointed and qualified;

2.

To approve an amendment to the Company’s Amended and Restated Certificate of Formation to increase the number of authorized shares of common stock from 120,000,000 to 200,000,000 (the “Charter Amendment”);

3.	To ratify the appointment of Philip Vogel & Co., PC as Cubic’s independent registered public accountants for the fiscal year ending June 30, 2012; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record owning shares of common stock at the close of business on April 13, 2012 are entitled to notice of and to vote at this Annual Meeting and any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE COMPANY WISHES TO OBTAIN A QUORUM AT THE MEETING SO THAT THE ABOVE-STATED BUSINESS MAY BE CONDUCTED, AND RESPECTFULLY REQUESTS THAT YOU SIGN, DATE AND MAIL PROMPTLY, IN NO EVENT LATER THAN MAY 16, 2012, THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA. A PROXY MAY BE REVOKED BY A SHAREHOLDER AT ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on May 30, 2012: This Proxy Statement and Annual Report on Form 10-K are available on line at www.proxyvote.com. (Individual Control Numbers necessary to access the materials are provided on the individual Proxy Cards.)

BY ORDER OF THE BOARD OF DIRECTORS

JON S. ROSS

Secretary

Dallas, Texas

April 27, 2012

PROXY STATEMENT

CUBIC ENERGY, INC.

9870 Plano Road
Dallas, Texas 75238

We are furnishing this Proxy Statement to you and other shareholders of Cubic Energy, Inc., a Texas corporation (the “Company” or “Cubic”), pursuant to Regulation 14A under the Securities Exchange Act of 1934 in connection with the solicitation of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders (the “Meeting”) and any adjournment thereof. The Meeting is scheduled to be held at 10:00 a.m. Central Time on May 30, 2012, at the Doubletree Dallas Campbell Centre, Skyline Ballroom, 8250 North Central Expressway, Dallas, Texas 75206.

GENERAL

This Proxy Statement and the enclosed Proxy are solicited on behalf of the Company for use at the Meeting to be held on May 30, 2012, at the time and place and for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”), or any adjournment(s) of the Meeting.

These proxy solicitation materials are being mailed on or about April 27, 2012 to holders of the issued and outstanding shares (the “Shares”) of the Company’s common stock, par value $0.05 per share (the “Common Stock”), entitled to vote at the Meeting.

RECORD DATE

Shareholders of record at the close of business on April 13, 2012 (the “Record Date”) are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 77,215,908 shares of Common Stock. There is no other class of voting security of the Company issued or outstanding whose holders are entitled, generally, to vote on matters submitted to shareholders.

REVOCABILITY OF PROXIES

Any shareholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, either by delivering a subsequently dated proxy card or by attending the Meeting, withdrawing the proxy and voting in person. Your attendance at the Meeting will not constitute automatic revocation of the proxy. All shares represented by a valid proxy received prior to the Meeting will be voted.

QUORUM REQUIRED

The Company’s Bylaws provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTING AND SOLICITATION

The matters to be considered and voted upon at the Meeting will be:

1. Election of six (6) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

2. Approval of an amendment to the Company’s Amended and Restated Certificate of Formation to increase the number of authorized shares of common stock from 120,000,000 to 200,000,000 (the “Charter Amendment”);

3. Ratification of the selection of Philip Vogel & Co., PC as the independent registered public accountants of Cubic for the fiscal year ending June 30, 2012; and

4. Such other business as may properly come before the Meeting and at any adjournment thereof.

It is important that you act promptly to vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope.

Pursuant to the Certificate of Formation of the Company, each share of Common Stock entitles the holder thereof to one vote on any matter requiring a vote by the Company’s shareholders that properly comes before the Meeting or any adjournments. Directors shall be elected by the vote of holders of a plurality of the Shares voting in the election of directors. The affirmative vote of holders of a majority of the issued and outstanding Shares is required to approve the Charter Amendment. The affirmative vote of holders of a majority of the votes cast is required to approve the other matters described herein.

Any shareholder who is present in person or by proxy at the Meeting, but who abstains from voting, shall be counted for purposes of determining whether a quorum exists, but an abstention shall not be counted as an affirmative vote with respect to any matter. Shareholders are not entitled to cumulate their votes with respect to any matter, and are not entitled to vote for a greater number of persons than the number of nominees for director named in this Proxy Statement.

With respect to the election of directors, abstentions and broker non-votes will be deemed not to have been cast and will have no legal effect. With respect to the Charter Amendment, abstentions and broker non-votes will have the same effect as a vote against such proposal, because approval of the Charter Amendment requires the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock. With respect to the other matters described herein, abstentions will have the same effect as a vote against such proposals, and broker non-votes will be deemed not to have been cast and will have no legal effect on such proposals.

Shareholder approval is not required for the ratification of Philip Vogel & Co., PC as the Company’s independent registered public accountants for the fiscal year ending June 30, 2012, because the Board of Directors has responsibility for selection of the Company’s independent registered public accountants. The selection is being submitted for ratification with a view toward soliciting the opinion of shareholders, which opinion will be taken into consideration in future deliberations.

Shares represented by valid proxies will be voted in accordance with the shareholder’s instructions, or, in the absence of instructions, will be deemed to grant authority to vote: “FOR” the election of each of the Board of Directors’ six nominees for director; “FOR” approval of the Charter Amendment; “FOR” the ratification of the appointment of Philip Vogel & Co., PC as the independent registered public accountants of Cubic for the fiscal year ending June 30, 2012; and, unless otherwise restricted by law, in the discretion of the proxy holder as to any other matters that may properly come before the Meeting. The Company is unaware of any additional matters not set forth in the Notice that will be presented for consideration at the Meeting.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the number of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners. The Proxy Statement will also be made available on the Company’s website, www.CubicEnergyInc.com under the heading “Investor Relations.”

SHAREHOLDER PROPOSALS

The Company anticipates holding its next annual meeting of shareholders on or about May 30, 2013. Proposals of shareholders intended to be presented at such annual meeting of shareholders must be received by the Company at its offices at 9870 Plano Road, Dallas, Texas 75238, not later than December 28, 2012 and satisfy the conditions established by the Securities and Exchange Commission (“SEC”) for shareholder proposals to be included in the Company’s proxy statement for that meeting. If a shareholder intends to submit a proposal from the floor of the Company’s next annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the shareholder must provide written notice to the Company no later than March 13, 2013. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the next annual meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Following the election of directors at the Meeting, the Board of Directors has fixed the number of directors at six (6). Six (6) directors are proposed to be elected at the Meeting. Directors will hold office until the next annual meeting of shareholders and until their successors shall be elected and shall qualify. Proxies in the accompanying form will be voted FOR the six (6) nominees of the Board of Directors, except where authority is specifically withheld by the shareholder. Of the Board’s nominees for director, all six (6) are presently directors of the Company. The nominees have indicated that they are willing and able to serve as directors. The nominees were nominated for election to the Board of Directors by the current Board of Directors.

The six (6) nominees receiving the highest number of affirmative votes of holders of shares present or represented and entitled to vote for them shall be elected as directors.

NOMINEES FOR DIRECTORS

The Board of Directors’ nominees for director are: Calvin A. Wallen, III, Jon S. Ross, Gene C. Howard, Bob L. Clements, David B. Brown and Paul R. Ferretti.

DIRECTORS, AND NOMINEES FOR DIRECTOR

The following table contains information concerning the Company’s nominees for directors. All of such persons are current directors.

			Director
Name	Age	Position(s) Held with Cubic	Since
Calvin A. Wallen, III	57	Chairman of the Board, President and Chief Executive Officer	1997
Jon S. Ross	48	Corporate Secretary and Director	1998
Gene C. Howard	85	Director	1991
Bob L. Clements	69	Director	2004
David B. Brown	49	Director	2010
Paul R. Ferretti	64	Director	2010

CALVIN A. WALLEN, III has served as the President and Chief Executive Officer of the Company since December 1997, and as Chairman of the Board of Directors since June 1999. Mr. Wallen has over 30 years of experience in the oil and gas industry working as a drilling and petroleum engineer. Prior to joining Cubic, Mr. Wallen was employed by Superior Oil and various other drilling contractors including Resource, Tom Brown and Rowan International. Mr. Wallen assisted in the design and construction of several land rigs with advanced drilling systems and has domestic and international experience in drilling engineering. While employed by Rowan International, Mr. Wallen gained experience in drilling high angle directional wells at Prudhoe Bay on contract to Arco. In 1982, Mr. Wallen began acquiring and developing oil and gas properties, forming a production company that has evolved into Tauren Exploration, Inc. Mr. Wallen attended Texas A&M University at College Station, Texas.

JON S. ROSS has served as a director of the Company since April 1998 and as Secretary since November 1998. Since 1989, Mr. Ross has been a practicing attorney in Dallas, Texas representing over 80 business entities. He has served on several community and not-for-profit committees and boards and has been asked to speak to corporate and civic leaders on a variety of corporate law topics. Mr. Ross graduated from St. Mark’s School of Texas with honors in 1982 and graduated from the University of Texas at Austin in 1986 with a B.B.A. in Accounting. He then graduated from the University of Texas School of Law in 1989 attaining a Juris Doctorate degree.

GENE C. HOWARD is the Senior Partner of the law firm of Howard, Widdows, and Bufogle, P.C. of Tulsa, Oklahoma and has been engaged primarily in the private practice of law over the past forty years. Mr. Howard served in the Oklahoma State Senate from 1964 through 1982 and was President Pro Tem from 1975 through 1981. In addition, he served as the Chairman of the Board of Farmers and Exchange Bank from 1972 through 1991 and on the Board of Directors of Local Federal Bank of Oklahoma. Mr. Howard is a Director of the Oklahoma State Education and Employment Group Insurance Board and presently acts as Chairman. Mr. Howard served as Director of EntreCap Financial Corporation and Hinderliter Construction, Inc. from 1991 to August 1992.

BOB L. CLEMENTS joined the Company’s board of directors in February 2004. Mr. Clements has a degree in the OPM Program from the Harvard Business School. Mr. Clements has been in the wholesale food and restaurant business for over thirty years, currently controlling the largest independent producer of stuffed jalapenos and corn dogs as well as two successful restaurants in the Rockwall, Texas area. Mr. Clements has served and currently serves on a variety of for-profit and not-for-profit committees and boards.

DAVID B. BROWN has been the Senior Vice President & Chief Accounting Officer for MoneyGram International (NYSE: MGI) since January 2012.  From 2007 until 2011, Mr. Brown was Chief Financial Officer for Dresser, Inc., a $2 billion subsidiary of General Electric (“GE”) that manufactures energy equipment serving the upstream, midstream and downstream oil, gas and power markets.  Mr. Brown led the recent integration of Dresser into various business units of GE’s Energy division and previously served Dresser as Chief Accounting Officer and Controller.  From 2003 until 2007, Mr. Brown was divisional Vice President, Controller and Chief Audit Executive for the Brink’s Company, a global security services company with operations in more than 130 countries.  Prior to joining Brink’s, Mr. Brown spent 8 years with LSG Sky Chefs, a $3 billion airline catering company owned by Lufthansa, in leadership roles with progressive responsibility including three years in San Paulo, Brazil as Vice President Finance - Latin America.  Prior to that time, Mr. Brown spent 10 years with Price Waterhouse, where he advised multi-national clients primarily in the energy industry, while living in Moscow, London and the United States.  He has also served in a variety of board of director capacities for several Dallas-based arts and humanities nonprofit organizations and is an active member of the Dallas Committee for Foreign Relations, the World Affairs Council and the Boy Scouts of America.  Mr. Brown has a Bachelor of Business Administration degree from The University of Texas — Austin and is a Certified Public Accountant.

PAUL R. FERRETTI served as Managing Director — Head of Energy Investment Banking with Wunderlich Securities Inc., an investment banking firm, from 2008 through 2010.  From 2005 until joining Wunderlich Securities, Mr. Ferretti served as Senior Vice President — Head of Energy Investment Banking at Ferris, Baker, Watts Inc., an investment banking firm.  At Ferris, Baker, Watts, Mr. Ferretti established and lead a comprehensive energy team, including both equity research and investment banking.  Mr. Ferretti ran the energy investment banking practice at Ferris, Baker, Watts.  From 2004 until joining Ferris, Baker, Watts, Mr. Ferretti served as Managing Director of Ladenburg Thalmann & Company, an investment banking firm. Prior to 2004, Mr. Ferretti served with various companies as Sr. Vice President and as Senior Equity Analyst.  During his equity research career, Mr. Ferretti was a member of the New York Society of Security Analysts. Mr. Ferretti was recently elected to the Board of Directors of NGAS Resources, Inc., an independent exploration and production company.  Mr. Ferretti holds a Bachelor of Science degree in Economics from Brooklyn College and served in the United States Army, which included a one year tour of duty in Vietnam.

There are no family relationships among any of the directors or executive officers of the Company. See “Certain Relationships and Related Transactions” for a description of transactions between the Company and its directors, nominees for director, executive officers or their affiliates.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR.

EXECUTIVE OFFICERS

Name	Age	Position(s) Held with Cubic	Since
Calvin A. Wallen, III*	57	Chairman of the Board, President and Chief Executive Officer	1997

Larry G. Badgley	55	Chief Financial Officer	2008

Jon S. Ross*	48	Corporate Secretary and Director	1998

*See Mr. Wallen and Mr. Ross’s biographies above.

LARRY G. BADGLEY joined the Company in August 2008, as a consultant, and was appointed Chief Financial Officer in October 2008. Prior to joining the Company, from October 2005 through September 2006, Mr. Badgley served as Managing Director of BridgePoint Consulting, a provider of CFO services to venture capital-backed and early stage companies. In that capacity, Mr. Badgley was primarily responsible for strategic planning for growth companies. From July 1998 through October 2005, Mr. Badgley served as Director of Accounting and Finance for Jefferson Wells International, an international professional services firm. Prior to that time, Mr. Badgley served as Chief Operating Officer and Chief Financial Officer of a privately held national sign manufacturer until its sale in July 1998. Mr. Badgley received a BBA in Finance from Hardin-Simmons University and is a Certified Public Accountant.

GOVERNANCE OF THE COMPANY

Structure. Our business is managed under the direction of our Board and its committees. Our general policy is for all major decisions to be considered by the Board as a whole. The Board performs its oversight function through meetings of its members and its committees. Directors are expected to attend all meetings of the Board and the committees on which they serve, and to devote the time needed to fulfill their responsibilities. During our fiscal year ended June 30, 2011 (“fiscal 2011”), the Board of Directors held eleven meetings. The Audit Committee held six meetings, the Compensation Committee held four meetings and the Nominating Committee held five meetings during fiscal 2011. All persons who were directors during fiscal 2011 attended at least 75% of the total of Board meetings and the meetings of committees on which they served.

Each current member of the Board of Directors and each nominee for director is expected to attend the Meeting and each of Calvin A. Wallen, III, Jon S. Ross, Gene C. Howard, Bob L. Clements, Phyllis K. Harding, William L. Bruggeman, Jr., David B. Brown and Paul R. Ferretti attended the Company’s last annual meeting in person.

Director Independence. Our Board currently has two members from management, Calvin A. Wallen, III, our Chairman, President and Chief Executive Officer, and Jon S. Ross, our Secretary, and six non-management directors: Gene C. Howard, Bob L. Clements, William L. Bruggeman Jr., Phyllis K. Harding, David B. Brown and Paul R. Ferretti. After the Meeting, if the Board’s nominees for director are elected, our Board will have four non-management directors, who would continue to constitute a majority of our Board. The Board has determined that each of its non-management members meets the criteria for independence under NYSE-Amex, LLC (“NYSE-Amex”) listing standards. Because of their management roles, Mr. Wallen and Mr. Ross are not considered independent directors and do not sit on any committees of the Board.

Board Leadership. Under our bylaws, the Board may appoint one of its members as Chairman to preside at meetings of the Board and the shareholders. These functions are separate from the day-to-day management role of the CEO, but may be performed by the same person. Mr. Wallen has served since 1998 as our Chairman of the Board as well as CEO since 1997. The Board believes this leadership structure furthers its oversight objectives and capabilities by taking advantage of Mr. Wallen’s operating experience and perspective in setting priorities and addressing critical issues. Business that comes before the Board is managed more thoroughly and more efficiently through the CEO serving also as Chairman of the Board. Based on these advantages and the strong personal history Mr. Wallen brings to the Board, the Board does not believe any corporate governance benefit would be achieved for the Company or its shareholders by requiring its Chairman to be an independent director.

Risk Management Oversight. Our risk management program is overseen by the full Board as an integral part of its strategic planning to identify and address the operational, financial, personnel, technological and regulatory risks inherent in our business. The independent directors receive periodic updates from senior management to broaden their understanding of our risk identification, management and mitigation strategies. In addition, the Audit Committee meets periodically with management to discuss major financial risk exposures and the steps being taken to monitor and control those exposures. Our management regularly evaluates these controls and updates the Audit Committee on their status and effectiveness. The Audit Committee’s conclusions are periodically reported to the full Board.

Communication. As a general policy, our management speaks for the Company. Members of our Audit Committee meet periodically with our auditors, with and without participation by management and have access to the Company’s independent petroleum engineers. Shareholders or other parties interested in communicating with the non-management directors as a group or with the Board may contact us by writing to Investor Relations Administration at our corporate offices located at 9870 Plano Road, Dallas, Texas 75238 or by using the contact procedures provided on our website, at www.CubicEnergyInc.com.The Board of Directors has delegated responsibility for initial review of shareholder communications to the Company’s Secretary. In accordance with the Board’s instructions, the Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are: (1) advertisements or promotional communications; (2) solely related to complaints by vendors or customers with respect to ordinary course of business issues; or (3) clearly unrelated to our business, industry, management or Board or committee matters. In addition, the Secretary will make all communications available to each member of the Board, at the Board’s next regularly scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and holders of more than 10% of the common stock to file with the SEC reports of ownership and changes in ownership of common stock. SEC regulations require those directors, executive officers, and greater than 10% shareholders to furnish the Company with copies of all Section 16(a) forms they file.

Based on the Company’s review of such reports, the Company believes that the directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements for our fiscal year ended June 30, 2011, except as follows: Herbert A. Bayer, a former director, filed six late Forms 4 with respect to 19 transactions; Ms. Harding and Messrs. Howard, Ferretti, Clements, Bruggeman and Brown each filed one late Form 4 with respect to one transaction; and Wells Fargo, a beneficial holder of 10% of the Common Stock, filed one late Form 4 with respect to one transaction.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to its directors, officers and employees. A copy of the Code of Business Conduct and Ethics is available in the “Governance” section on the Company’s website at www.CubicEnergyInc.com.

BOARD COMMITTEES

The Board of Directors had three standing committees during fiscal 2011: the Audit Committee, the Compensation Committee and the Nominating Committee. None of the directors who serve as members of the Audit Committee, the Compensation Committee or the Nominating Committee are employees of the Company. For further information on director nominations, please see “Nominations to the Board of Directors” below.

AUDIT COMMITTEE

The Audit Committee operates under a Charter of the Audit Committee adopted by the Company’s Board of Directors, a copy of which is available in the “Governance” section on the Company’s website at www.CubicEnergyInc.com.

The Audit Committee’s functions include:

•                                    engaging independent registered public accountants and determining their compensation;

•                                    making recommendations to the Board of Directors for reviewing the completed audit and audit report with the independent registered public accountants, the conduct of the audit, significant accounting adjustments, recommendations for improving internal controls, and all other significant findings during the audit;

•                                    meeting with the Company’s management and independent registered public accountants to discuss internal accounting and financial controls, as well as results of operations reviews performed by the independent registered public accountants;

•                                    determining the scope of and authorizing or approving any permitted non-audit services provided by the independent registered public accountants and the compensation for those services; and

•                                    initiating and supervising any special investigation it deems necessary regarding the Company’s accounting and financial policies and controls.

The Audit Committee is composed solely of directors who are not officers or employees of the Company and who, the Company believes, have the requisite financial literacy to serve on the Audit Committee, have no relationship to the Company that might interfere with the exercise of their independent judgment, and meet the standards of independence for members of an audit committee under the rules of the SEC and the NYSE-Amex. David B. Brown (Chairman), Gene C. Howard and Bob L. Clements are the current members of the Audit Committee, and were the members of the Audit Committee from November 30, 2010 until the fiscal year ended June 30, 2011. During the period from July 1, 2010 to November 30, 2010, the Audit Committee members were Gene C. Howard (Chairman), Bob L. Clements and Herbert A. Bayer. The Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Messrs. Howard and Brown satisfy the requirements of an “audit committee financial expert” on the Audit Committee as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act by the SEC.

REPORT OF AUDIT COMMITTEE

April 16, 2012

To the Board of Directors of Cubic Energy, Inc.:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended June 30, 2011.

We have discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 114, “Communication with Audit Committees”, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, by the Independence Standards Board, and have discussed with the independent registered public accountants the independent registered public accountants’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011.

THE AUDIT COMMITTEE

David B. Brown, Chairman

Gene C. Howard

Bob L. Clements

COMPENSATION COMMITTEE

The Compensation Committee operates under a Compensation Committee Charter adopted by the Company’s Board of Directors, a copy of which is available in the “Governance” section on the Company’s website at www.CubicEnergyInc.com.

The Compensation Committee’s functions include:

•                                          establishing and administering the Company’s compensation policies;

•                                          determining, or recommending to the Board, the compensation of the Company’s executive officers;

•                                          administering grants of stock options and shares of Common Stock to the Company’s executive officers and directors; and

•                                          overseeing the administration of other employee benefit plans and fringe benefits paid to or provided for the Company’s officers. William L. Bruggeman, Jr., David B. Brown, Phyllis K. Harding and Paul R. Ferretti are the current members of the Compensation Committee.

NOMINATIONS TO THE BOARD OF DIRECTORS

The Board of Directors has adopted a nominations process that provides for a Corporate Governance and Nominating Committee (the “Nominating Committee”), consisting of the Company’s independent directors (as defined under the NYSE-Amex rules).  The Nominating Committee, acting by a majority, is authorized to recommend individuals to the Board of Directors for the Board’s selection as director nominees.

The Nominating Committee is responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations to the full Board for nominations to fill vacancies on the Board, and for selecting the management nominees for the directors to be proposed for election by the Company’s shareholders at each annual meeting. The Nominating Committee has not established specific minimum age, education, experience or skill requirements for potential directors. The Nominating Committee has, however, been authorized by the Board of Directors to take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees. These factors may include, without limitation, the following:

•                                          an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•                                          the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

•                                          past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and overall contributions to the Board and the Company by any individual who has served as a director of the Company.

The Nominating Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board. The Nominating Committee will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates. The Company’s other directors will also have an opportunity to meet and interview qualified candidates. The Nominating Committee will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated for election to the Board.

The Nominating Committee will consider qualified nominees recommended by shareholders, who may submit recommendations to the Nominating Committee in care of the Company’s Board of Directors through a written notice as described under “Governance of the Company - Communication” above. To be considered by the Nominating Committee for nomination as a director for election at our next annual meeting, a shareholder nomination: (1) must be submitted by December 28, 2012; (2) must contain a statement by the shareholder that such shareholder holds, and has continuously held for at least a year before the nomination, at least $2,000 in market value or 1% of the shares of Common Stock and that such shareholder will continue to hold at least that number of shares through the date of the annual meeting of shareholders; and (3) must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by the Company’s shareholders will be evaluated in the same manner as any other nominee for director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of the Company’s common stock beneficially owned, as of the Record Date, April 13, 2012, by (i) each person or group known to the Company to beneficially own more than 5% of the Common Stock of the Company (the only class of voting securities now outstanding), (ii) each director, nominee for director and executive officer, and (iii) all directors and executive officers as a group. As required by the rules under the Securities Exchange Act of 1934, we consider all shares of common stock that can be issued under convertible securities or warrants currently or within 60 days of April 13, 2012 to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but do not consider those securities to be outstanding for computing the percentage ownership of any other person. Each owner’s percentage is calculated by dividing the number of shares beneficially held by that owner by the sum of 77,215,908 and the number of shares that owner has the right to acquire within 60 days.

			Approximate
	Number		Percent of
Name and Address	of Shares		Class (1)
5% Stockholders

Wells Fargo Energy Capital, Inc.	13,544,900	(2)	14.9%
1000 Louisiana 9th Floor, Houston, TX 77002

William L. Bruggeman, Jr. and Phyllis K. Harding, et al., Group	24,705,042	(3)	32.0%
1681 94th Lane N.E., Minneapolis, MN 55449

Named Executive Officers and Directors

Calvin A. Wallen, III	27,601,215	(4)	35.7%
9870 Plano Road, Dallas, TX 75238

William L. Bruggeman, Jr.	17,854,068	(5)	23.1%
20 Anemone Circle, North Oaks, MN 55127

Bob L. Clements	1,182,527	(6)	1.5%
9870 Plano Road, Dallas, TX 75238

Phyllis K. Harding	933,970	(7)	1.2%
1681 94th Lane N.E., Minneapolis, MN 55449

Gene C. Howard	940,180	(8)	1.2%
2402 East 29th St., Tulsa, OK 74114

Jon S. Ross	433,000	(9)	*
9870 Plano Road, Dallas, TX 75238

Paul R. Ferretti	123,507		*
9870 Plano Road, Dallas, TX 75238

David B. Brown	163,507		*
9870 Plano Road, Dallas, TX 75238

Larry G. Badgley	15,667	(10)	*
9870 Plano Road, Dallas, TX 75238

All officers and directors as a group (9 persons)	49,247,641		57.0%

* Denotes less than one percent

(1)                                  Based on a total of 77,215,908 shares of Common Stock issued and outstanding on April 13, 2012.

(2)                                  Includes warrants to purchase 8,500,000 shares and a promissory note convertible into 5,044,900 shares.

(3)                                  Reflects ownership of persons shown in the joint filing on Schedule 13D/A, Amendment No. 7, filed May 11, 2010, except to the extent the Company is aware of changes since that date. The beneficial ownership of William L. Bruggeman, Jr. and Phyllis K. Harding shown below are also included in such Schedule 13D/A.

(4)                                  Includes 10,350,000 shares plus 9,093,667shares issuable upon conversion of preferred shares held by Langtry Mineral and Development, LLC, an entity controlled by Mr. Wallen; 700,000 shares held by Tauren Exploration, Inc., an entity controlled by Mr. Wallen; 500,000 shares held by his spouse; 430,000 shares held by his minor children and 6,593,482 held by Mr. Wallen.

(5)                                 Includes 2,755,074 shares held by Diversified Dynamics Corporation, a company controlled by Mr. Bruggeman; 120,000 shares owned by Consumer Products Corp., in which Mr. Bruggeman’s spouse is a joint owner.

(6)                                  Includes 109,527 shares held with his spouse as joint tenants with rights of survivorship.

(7)                                  Includes 390,287 shares held as joint tenants with rights of survivorship.

(8)                                  Includes 322,245 shares held by Mr. Howard’s spouse, of which Mr. Howard disclaims beneficial ownership.

(9)                                  Includes 6,000 shares held by minor children.

(10)                            Includes 15,667 shares subject to a currently exercisable stock option.

COMPENSATION DISCUSSION AND ANALYSIS

General. Our Board of Directors has established a Compensation Committee, comprised entirely of independent non-employee directors, with authority to set all forms of compensation of our executive officers. Messrs. Brown, Bruggeman, Ferretti and Ms. Harding comprise the Compensation Committee, currently. The Compensation Committee has overall responsibility for our executive compensation policies as provided in a written charter adopted by the Board of Directors. The Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for our executives: the President and Chief Executive Officer, the Chief Financial Officer, and the Secretary. The Compensation Committee does not delegate any of its functions to others in setting compensation.

When establishing base salaries, cash bonuses and equity grants for each of the executives, the Compensation Committee considers the recommendations of the President and Chief Executive Officer and the Secretary, the executive’s role and contribution to the management team, responsibilities and performance during the past year and future anticipated contributions, corporate performance, and the amount of total compensation paid to executives in similar positions, and performing similar functions, at other companies for which data was available, as provided by third party compensation studies. One such study, published in September 2009 by Salary.com was a blind survey of over 1,000 companies located in the Dallas metropolitan area in the “Energy & Utilities” industry with less than 25 full-time equivalent employees. Another study, published in December 2008, included data from a survey of the following comparable companies: Abraxas Petroleum Corporation, Arena Resources, Inc., ATP Oil & Gas, Berry Petroleum Company, Canadian Superior Energy, Edge Petroleum and Goodrich Petroleum Corporation.

In addition, during fiscal 2011, a study was done of the compensation practices of GMX Resources, Inc. (approximately twice the market cap of the Company at the time of the study) and of NGAS Resources, Inc. (approximately one-half the market cap of the Company at the time of the study). These studies were used to corroborate the compensation levels for each of the officers; and the studies were used to help determine the compensation included in the employment agreement with Larry G. Badgley, which was entered into on January 13, 2011 and effective as of October 1, 2010.

The Compensation Committee relies upon its judgment in making compensation decisions, after reviewing the Company’s performance and evaluating each executive’s performance during the year. The Committee generally does not adhere to formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. We incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment.

Compensation Philosophy. The Compensation Committee’s compensation philosophy is to reward executive officers for the achievement of short and long-term corporate objectives and for individual performance. The objective of this philosophy is to provide a balance between short-term goals and long-term priorities to achieve immediate objectives while also focusing on increasing shareholder value over the long term. Also, to ensure that we are strategically and competitively positioned for the future, the Compensation Committee has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, pursuing growth opportunities and achieving other long-range business and operating objectives. The level of compensation should also allow us to attract, motivate, and retain talented executive officers who contribute to our long-term success. The compensation of our President and Chief Executive Officer and other executive officers is comprised of cash compensation and long-term incentive compensation in the form of base salary, discretionary bonuses and option and common stock awards.

Executive Compensation Components. Our total compensation for the named executive officers consisted of:

•                  base salary,

•                  bonuses and

•                  long-term incentives in the form of options and common stock awards.

The Compensation Committee believes that each of these components is necessary to achieve Cubic’s objective of retaining highly qualified executives and motivating the named executive officers to maximize shareholder return.

In setting fiscal 2011 compensation, the Compensation Committee considered the specific factors discussed below:

Base Salary. In setting the executive officers’ base salaries, the Compensation Committee considers the achievement of corporate objectives as well as individual performance. Because the Compensation Committee believes that executive compensation should be viewed in terms of a balanced combination of cash compensation (i.e., base salaries and bonuses) and long-term incentive (i.e., grants of options and stock awards), base salaries are targeted to approximate the low end of the range of base salaries paid to executives of similar companies for each position. To ensure that each executive is paid appropriately, the Compensation Committee considers the executive’s level of responsibility, prior experience, overall knowledge, contribution to business results, existing equity holdings, executive pay for similar positions in other companies, and executive pay within our company.

The base salaries paid to our named executive officers during fiscal 2011 are set forth below in the Summary Compensation Table. During January 2011, Mr. Badgley received an $18,800 base salary increase from $145,000 to $163,800 as part of his employment agreement. There were no other increases in executive officers base salaries during fiscal 2011.

Discretionary Bonuses. Executive bonuses are intended to link executive compensation with the attainment of Company goals. The actual payment of bonuses is primarily dependent upon the extent to which these Company-wide objectives are achieved. Determination of executive bonus amounts is not made in accordance with a strict formula, but rather is based on objective data combined with competitive ranges and internal policies and practices, including an overall review of both individual and corporate performance. No bonuses were paid to our named executive officers during fiscal 2011 or fiscal 2010; in fiscal 2009, Messrs. Badgley and Ross received bonuses of $750 and $2,625, respectively. The President and Chief Executive Officer has the discretion to recommend to the Compensation Committee proposed bonuses for all other executive officers, but any bonus amounts must be approved by the Compensation Committee.

Long-Term Incentives. On December 29, 2005, the shareholders of the Company approved the 2005 Stock Option Plan (the “Plan”) under which our executive officers may be, among other forms of compensation, compensated through grants of shares of our common stock and/or grants of options to purchase shares of common stock. The Compensation Committee approves Plan grants that provide additional incentives and align the executives’ long-term interests with those of the shareholders of the Company by tying executive compensation to the long-term performance of the Company’s stock price. Annual equity grants for our executives, if granted, are typically approved in January.

			Percentage of Total Compensation
Name and	Fiscal			Option	All Other
Principal Position	Year	Salary	Bonus	Awards	Compensation	Total
Calvin A. Wallen, III	2011	97.1%	0.0%	0.0%	2.9%	100.0%
Chairman of the Board,	2010	97.7%	0.0%	0.0%	2.3%	100.0%
President and Chief	2009	98.2%	0.0%	0.0%	1.8%	100.0%
Executive Officer

Larry G. Badgley	2011	59.8%	0.0%	37.9%	2.3%	100.0%
Chief Financial Officer	2010	96.8%	0.0%	0.0%	3.2%	100.0%
	2009	96.8%	0.7%	0.0%	2.5%	100.0%

Jon S. Ross	2011	96.2%	0.0%	0.0%	3.8%	100.0%
Secretary and Director	2010	96.9%	0.0%	0.0%	3.1%	100.0%
	2009	96.0%	1.7%	0.0%	2.3%	100.0%

The Compensation Committee may approve equity grants to an executive with respect to shares of common stock based on the following principal elements including, but not limited to:

•                  President and Chief Executive Officer’s and Secretary’s recommendations;

•                  Management role and contribution to the management team;

•                  Job responsibilities and past performance;

•                  Future anticipated contributions;

•                  Corporate performance; and

•                  Existing equity holdings.

Determination of equity grant amounts is not made in accordance with a formula, but rather is based on objective data combined with competitive ranges, past internal policies and practices and an overall review of both individual and corporate performance. Equity grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee believes equity grants align the long-term interests of executives with those of shareholders and assist in the retention of key executives. As such, these grants comprise the Company’s principal long-term incentive to executives.

OTHER COMPENSATION POLICIES AFFECTING THE EXECUTIVE OFFICERS

Stock Ownership Requirements. The Compensation Committee does not maintain a policy relating to stock ownership guidelines or requirements for our executive officers because the Compensation Committee does not feel that it is necessary to impose such a policy on our executive officers. If circumstances change, the Compensation Committee will review whether such a policy is appropriate for executive officers.

Employment Agreements. On February 29, 2008, the Company entered into employment agreements with its President and Chief Executive Officer, Calvin A. Wallen, III, and Secretary, Jon S. Ross. The agreement with Mr. Wallen provides for a base salary of $200,000 per year, while the agreement with Mr. Ross provides for a base salary of $150,000 per year. The other terms and conditions of the agreements are substantially consistent.

Both agreements provide for a term of employment of 36 months from the effective date of February 1, 2008, which term shall be automatically extended by one additional month upon the expiration of each month during the term; provided, that the Company may terminate subsequent one-month extensions at any time.

On January 14, 2011, the Company entered into an employment agreement with its Chief Financial Officer, Larry G. Badgley. The agreement provides for a base salary of $163,800, on an annual basis, and a term of employment of twenty-four (24) months from the effective date of October 1, 2010. The agreement also provides for the grant of options for the purchase of an aggregate of 288,667 shares of Company common stock.

Each agreement is subject to early termination by the Company in the event that the employee dies, becomes totally disabled or commits an act constituting “Just Cause” under the agreement. The agreements provide that Just Cause includes, among other things, the conviction of certain crimes, habitual neglect of his duties to the Company or other material breaches by the employee of the agreement. Each agreement also provides that the employee shall be permitted to terminate his employment upon the occurrence of “Good Reason,” as defined in the agreement. The agreements provide that Good Reason includes, among other things, a material diminution in the employee’s authority, duties, responsibilities or salary, or the relocation of the Company’s principal offices by more than 50 miles. If the employee’s employment is terminated by (a) the Company other than due to the employee’s death, disability or Just Cause, or (b) the employee for Good Reason, then the Company is required to pay all remaining salary through the end of the then-current term. The foregoing severance payment is subject to reduction under certain conditions.

The following table sets forth the estimated amounts that would be payable to each of the named executives upon a termination under the scenarios outlined above, excluding termination for Just Cause or on account of death or disability, assuming that such termination occurred on June 30, 2011. There can be no assurance that these scenarios would produce the same or similar results as those disclosed if a termination occurs in the future.

Without Just Cause/	Severance
For Good Reason	Payment	Total
Calvin A. Wallen, III (1)	$600,000	$600,000

Jon S. Ross (1)	$450,000	$450,000

Larry G. Badgley (2)	$204,750	$204,750

(1)          Represents 36 months of base salary.

(2)          Represents 15 months of base salary.

Tax Considerations

Compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a federal income tax deduction to publicly held companies for certain compensation paid to our Named Executive Officers to the extent that compensation exceeds $1 million per executive officer covered by Section 162(m) in any fiscal year. The limitation applies only to compensation that is not considered “performance based” as defined in the Section 162(m) rules. In designing our compensation programs, the Compensation Committee considers the effect of Section 162(m) together with other factors relevant to our business needs. We have historically taken, and intend to continue taking, appropriate actions, to the extent we believe desirable, to preserve the deductibility of annual incentive and long-term performance awards. However, the Compensation Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m). We believe that the fiscal 2011 compensation paid to the individual executive officers covered by Section 162(m) did not exceed the Section 162(m) limit and will be fully deductible under Section 162(m).

Chief Executive Officer Compensation

Mr. Wallen received $200,000 in base salary for fiscal 2011. His annual base salary was not increased from fiscal year 2010. Mr. Wallen received no common stock awards during fiscal 2011.

Chief Financial Officer Compensation

Mr. Badgley’s salary has been established at $163,800 per year, plus a $500 per month health insurance subsidy for his term of employment of twenty-four (24) months from the effective date of October 1, 2010. Mr. Badgley’s employment agreement also provides for the grant of options for the purchase of an aggregate of 288,667 shares of Company common stock.

SUMMARY COMPENSATION TABLE

The following table shows information regarding the compensation earned during the fiscal years ended June 30, 2011, 2010 and 2009 by our Chief Executive Officer, our Chief Financial Officer, and our other most highly compensated executive officer who was employed by us as of June 30, 2011 and whose total compensation exceeded $100,000 during the most recent fiscal year (the “Named Executive Officers”):

Name and	Fiscal			Option	All Other
Principal Position	Year	Salary	Bonus	Awards	Compensation (1)	Total
Calvin A. Wallen, III	2011	$200,000	$—	$—	$6,000	$206,000
Chairman of the Board,	2010	$200,000	$—	$—	$4,800	$204,800
President and Chief	2009	$200,000	$—	$—	$3,600	$203,600
Executive Officer

Larry G. Badgley (2)	2011	$159,100	$—	$100,997	$6,000	$266,097
Chief Financial Officer	2010	$145,000	$—	$—	$4,800	$149,800
	2009	$103,293	$750	$—	$2,700	$106,743

Jon S. Ross	2011	$150,000	$—	$—	$6,000	$156,000
Secretary and Director	2010	$150,000	$—	$—	$4,800	$154,800
	2009	$150,000	$2,625	$—	$3,600	$156,225

(1)                                  All Other Compensation consists solely of a $500 per month (increased in February 2010 from $300) reimbursement towards each officer’s medical insurance premiums. The Company does not provide group health insurance coverage to its employees.

(2)                                  On January 14, 2011, Mr. Badgley received a grant of options for the purchase of an aggregate of 288,667 shares, exercisable at $1.20 per share of Company common stock.

FISCAL 2011 GRANTS OF PLAN-BASED AWARDS

On January 14, 2011, the Company entered into an employment agreement with Mr. Badgley.  The agreement provides for the grant of stock options, under the Plan, for the purchase of an aggregate of 288,667 shares of Company common stock.  These options have an exercise price $1.20 per share and expire five years from their issue date.  One option, for the purchase of 15,667 shares, was fully vested upon grant.  The other option, for the purchase of 273,000 shares shall, subject to the other provisions of the option agreement, vest upon the earliest of: (a) immediately prior to a Change in Control (as defined in the Plan), (b) October 1, 2012, provided that Mr. Badgley’s Continuous Service (as defined in the Plan) continues through October 1, 2012, (c) the termination by Mr. Badgley of his Continuous Service prior to October 1, 2012 in compliance with the terms of a then-effective written employment agreement between him and the Company or an affiliate of the Company or (d) the termination by the Company of Mr. Badgley’s Continuous Service prior to October 1, 2012, other than for Just Cause (as defined in the employment agreement).  We estimated the fair value of the options on the date of grant using the Black-Scholes valuation model to be $100,997.  We recorded $31,531 of compensation expense for the year ended June 30, 2011 and estimate that approximately $13,025 will be recognized quarterly until the options are fully vested on October 1, 2012.

The weighted-average fair value at the grant date using the Black-Scholes valuation model for options issued during fiscal 2011 was $0.35 per share.  The fair value of options at the date of grant was estimated using the following weighted-average assumptions for fiscal 2011: (a) no dividend yield on our common stock, (b) expected stock price volatility of 73%, (c) a discount rate of 2.04% and (d) an expected option term of 5 years.

The expected term of the options represents the estimated period of time until exercise and is based on consideration to the contractual terms, vesting schedules and expectations of future employee behavior.  For fiscal 2011, expected stock price volatility is based on the historical volatility of our common stock.

The risk-free interest rate is based on the U.S. Treasury bill rate in effect at the time of grant with an equivalent expected term or life.

Information regarding activity for stock options under the Plan is as follows:

	Number of shares	Weighted-average exercise price per share	Weighted average remaining contractual term (years)	Aggregate intrinsic value
Outstanding, June 30, 2010	—	$—
Options granted	288,667	1.20
Options exercised	—	—
Options forfeited/expired	—	—

Outstanding, June 30, 2011	288,667	1.20	4.5	—

Exercisable, June 30, 2011	15,667	1.20	4.5	—

Information related to the Plan during fiscal June 30, 2011 is as follows:

Intrinsic value of options exercised	$—
Weighted-average fair value of options granted	$100,997

Stock Grants

On January 12, 2009, the Company issued 235,000 shares to three directors of the Company pursuant to the Plan.  As of such date, the aggregate market value of the common stock granted was $385,400 based on the last sale price ($1.64 per share) on the aforementioned date, on the NYSE-Amex, of the Company’s common stock. Such amounts were expensed upon issuance to compensation expense.

On February 3, 2010, the Company issued 370,014 shares to five non-employee directors of the Company pursuant to the Plan.  As of such date, the aggregate market value of the common stock granted was $395,915 based on the last sale price ($1.07 per share) on the aforementioned date, on the NYSE-Amex of the Company’s common stock. Such amounts were recorded as compensation expense upon issuance.

On November 30, 2010, the Board of Directors increased the number of directors of the Company and appointed David B. Brown and Paul R. Ferretti to fill the vacancies created by such increase, in accordance with the provisions of the Company’s bylaws. The Board authorized stock grants of 3,507 shares to each of Messrs. Brown and Ferretti, which number of shares is equal to the number of shares granted to other non-management directors for calendar year 2010, on a pro-rated basis, with an aggregate market value of the common stock granted of $4,418 based on at the last sale price ($0.63 per share) on the aforementioned date, on the NYSE-Amex of the Company’s common stock. Such amount was recorded as compensation expense upon issuance.

In January 2011, the Company issued 460,000 shares of common stock to seven directors of the Company pursuant to the Plan.  As of such date, the aggregate market value of the common stock granted was $538,200 based on the last sale price ($1.17 per share) on the grant date, January11, 2011, on the NYSE-Amex of the Company’s common stock. Such amount was expensed upon issuance to compensation expense.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table set forth certain information, as of June 30, 2011, regarding stock option grants by the Company:

	Number of Securities underlying unexecised options		Option	Option
Name	exercisable	unexercisable	exercise price	expiration date

Larry G. Badgley	15,667	273,000	$1.20	October 1, 2015

OPTION EXERCISES AND STOCK VESTING

No stock options were exercised at any time during fiscal 2011.

Information Related to Stock-Based Compensation

The Company accounts for its stock-based employee compensation plans pursuant to FASB ASC Topic 718-Stock Compensation. ASC Topic 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in our consolidated statements of operations based on their estimated fair values. We recognize expense on a straight-line basis over the vesting period of the option.

PENSION BENEFITS AND NON-QUALIFIED DEFINED CONTRIBUTION PLANS

The Company does not sponsor any qualified or non-qualified defined benefit plans or non-qualified defined contribution plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to adopt qualified or non-qualified defined benefit or non-qualified defined contribution plans if the Compensation Committee determines that doing so is in our best interests.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2011

Our philosophy in determining director compensation is to align compensation with the long-term interests of the shareholders, adequately compensate the directors for their time and effort, and establish an overall compensation package that will attract and retain qualified directors. In determining overall director compensation, we seek to strike the right balance between the cash and stock components of director compensation. The Board’s policy is that the directors should hold equity ownership in the Company and that a portion of the director fees should consist of Company equity in the form of stock grants.

Our retainer and meeting fee schedule during fiscal 2011 remained as it was in 2010 and 2009. Each non-employee director of the Company received cash compensation as follows:

•                  A meeting fee of $1,000 via teleconference or in person for attendance at each board or committee meeting;

•                  Each non-employee director as of January 2011 received: 40,000 shares of common stock for service on the Board of Directors; 20,000 shares of common stock for service on the Audit Committee; and, 10,000 shares of common stock for service on the Compensation Committee. Mr. Brown received an additional 10,000 shares of common stock for serving as the financial expert and Chairman of the Audit Committee.

The following table sets forth the cash and other compensation paid to the non-employee members of our Board of Directors in fiscal 2011.

	Fees Earned
	or Paid in	Stock
Name	Cash ($)	Awards ($) (1)	Total ($)
Gene C. Howard	$20,000	$81,900	$101,900
Herbert A. Bayer	17,000	70,200	87,200
Bob L. Clements	20,000	81,900	101,900
Phyllis K. Harding	12,000	70,200	82,200
William L. Bruggeman, Jr.	12,000	70,200	82,200
David B. Brown (2)	13,000	95,809	108,809
Paul J. Ferretti (2)	9,000	72,409	81,409
Totals	$103,000	$542,618	$645,618

(1)                                  The market value of these stock awards is based on the closing price on the grant date, which was $1.17 on January 11, 2011.

(2)                                  Messrs. Brown and Ferretti received prorated common stock awards of 3,507 shares, the market value of which is based on the closing price on the grant date, which was $0.63 on November 30, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective January 1, 2002, the Company’s principal executive and administrative offices are located at 9870 Plano Road, Dallas, Texas, in offices that are owned by an affiliate that is controlled by Mr. Wallen. From July 1, 2010 through December 31, 2010 the offices were leased on a month-to-month basis for an average monthly amount charged to the Company of $2,229, which was the same amount per month charged during all of fiscal 2010 and 2009.  Effective, January 1, 2011, the Company signed a 2 year lease that charges the Company a monthly fee of $8,000 per month. The Company believes that there is other appropriate space available in the event the Company should terminate its current leasing arrangement, though the Company believes the monthly rental fee would likely exceed $8,000 per month.

Tauren owns a working interest in the wells in which the Company owns a working interest. The Company owed $14,537, $78,679 and $649,205 to Tauren for miscellaneous general and administrative expenses and royalties for fiscal 2011, 2010 and 2009, respectively. Tauren owed the Company $5,127 for royalties paid by a third-party operator for fiscal year 2011 and $0 for fiscal 2010 and 2009.

In addition, during fiscal 2011, 2010 and 2009, certain wells in which the Company owns a working interest were operated by an affiliated company, Fossil Operating, Inc. (“Fossil”), an entity wholly owned by Mr. Wallen.  In consideration for Fossil serving as operator and to satisfy the Company’s working interest obligations related to drilling costs and lease operating expenses, Cubic paid to Fossil an aggregate of $1,250,430, $1,384,308 and $4,244,397 during fiscal 2011, 2010 and 2009, respectively; and Fossil paid Cubic an aggregate of $131,573, $643,688 and $151,680 during fiscal 2011, 2010 and 2009, respectively for oil and gas sales. As of June 30, 2011, 2010 and 2009, the Company owed Fossil $43,143, $755,683, and $815,239, respectively, for drilling costs and lease operating expenses, and was owed by Fossil $80,674, $415,282, and $271,615, respectively, for oil and gas sales.  The Company and Fossil have operating agreements with respect to all wells for which Fossil serves as operator.

On May 6, 2008, the Company issued a subordinated promissory note in the amount of $2,000,000 (the “Subordinated Note”) to Diversified Dynamics Corporation (the “Lender”), an entity controlled by William Bruggeman, who beneficially owns more than 5% of the common stock of the Company. The Subordinated Note bore interest at a fluctuating rate equal to the sum of the prime rate plus two percent (2%) per annum, and was scheduled to mature on April 30, 2010. As consideration for the loan made by Lender pursuant to the Subordinated Note, the Company agreed to convey to Lender, upon the repayment in full of the indebtedness evidenced by the Subordinated Note, an undivided 0.375% net profits interest in the future production of hydrocarbons from or attributable to Cubic’s net interest in its Louisiana properties. The proceeds of the Subordinated Note were used for general corporate and working capital purposes. The Subordinated Note was repaid in December 2009 and the net profits interest was conveyed.

On November 24, 2009, the Company entered into transactions with Tauren and Langtry Mineral & Development, LLC (“Langtry”), both of which are entities controlled by Mr. Wallen, under which the Company acquired $30,952,810 in pre-paid drilling credits (the “Drilling Credits”) applicable towards the development of its Haynesville Shale rights in Northwest Louisiana. The Company expected to use the Drilling Credits to fund $30,952,810 of its share of the drilling and completion costs for those horizontal Haynesville Shale wells drilled in sections previously operated by an affiliate of the Company, which are now operated by a third party. As consideration for the Drilling Credits, the Company (a) conveyed to Tauren a net overriding royalty interest of approximately 2% in its leasehold rights below the Taylor Sand formation of the Cotton Valley and (b) issued to Langtry 10,350,000 Company common shares and preferred stock in the amount of $10,350,000, convertible into Company common shares at $1.20 per common share, with a five year conversion term. The preferred stock is entitled to cumulative dividends equal to 8% per annum, payable quarterly, which dividends may be paid in cash or in additional shares of preferred stock, in the Company’s discretion. As of June 30, 2011, the Company issued preferred stock in the amount of $449,100 in lieu of cash dividends. The preferred stock may be redeemed by the Company at any time, at a redemption price equal to 20% over the original issue price. The consideration described above was determined based upon negotiations between Tauren and a Special Committee of the Company’s directors, excluding Mr. Wallen. The Special Committee obtained an “fairness opinion” from its independent financial advisor with respect to the fairness, from a financial point of view, to the public stockholders of the Company, of such transactions.

On December 18, 2009, the Company issued a subordinated promissory note payable to Mr. Wallen, in the principal amount of $2,000,000 (the “Wallen Note”). This note bears interest at the prime rate plus one percent (1%), with interest payable monthly. The Wallen Note was entered into with the consent of Wells Fargo and the outstanding principal balance is due and payable on September 30, 2012 and is subordinated to the Company’s indebtedness to Wells Fargo. The proceeds of this note were used to repay the Subordinated Note.

It is the Company’s policy that any transactions between us and related parties will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of our Board of Directors.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO THE COMPANY’S

CERTIFICATE OF FORMATION TO INCREASE THE

NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Summary

The Company is asking you to approve an amendment to the Company’s amended and restated certificate of formation to (a) increase the total number of authorized shares from 130,000,000 shares to 210,000,000 shares and (b) increase the total number of authorized shares of common stock from 120,000,000 shares to 200,000,000 shares. The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the Company’s currently outstanding common stock. The number of authorized shares of the Company’s preferred stock would not be affected by this amendment nor by any other proposal to be considered at the Meeting. The number of authorized shares of the Company’s preferred stock will be maintained at 10,000,000.

Of the Company’s currently authorized common stock, all but approximately 17.7 million shares have been issued or are reserved for issuance under the Plan or upon exercise or conversion of preferred stock or existing derivative securities. Because of the number of shares issued or reserved for issuance under the Plan, or pursuant to the conversion of preferred stock or the exercise of warrants or other derivative securities, the Company does not have enough common shares authorized at present to effect an equity financing of any substantial amount.  In order to continue to fund its operations, it is likely that the Company will need to raise additional capital from financing sources. One of the ways the Company raises such capital is by issuing shares and derivative securities from time to time. Without additional authorized shares of common stock, the Company will be unable to raise all of the financing it will likely need to maintain its operations. Other important corporate needs, including the potential issuance of shares in an acquisition, require additional authorized shares of common stock as well.

Article Four of the Company’s amended and restated certificate of formation currently authorizes the Company to issue up to 130,000,000 shares of stock, 120,000,000 of which are designated as common stock, and 10,000,000 shares of which are designated as preferred stock. All of the Company’s common stock is of a single class, with equal voting, distribution, liquidation and other rights. As of the Record Date, April 13, 2012, 77,215,908 shares of common stock were issued and outstanding,1,580,805 shares of common stock were reserved for issuance under the Plan, warrants to purchase 14,332,194 shares of common stock were issued and outstanding, and 9,093,667 shares of common stock were reserved for issuance upon conversion of the Company’s Series A Preferred Stock.

The Company anticipates that it may issue additional shares of common stock in the future in connection with one or more of the following:

•            financing transactions, such as public or private offerings of common stock or convertible securities;

•            debt or equity restructuring or refinancing transactions, such as debt exchanges or offerings of new convertible debt or modifications to existing securities or as payments of interest on debt securities;

•            acquisitions;

•            strategic investments;

•            joint ventures and other similar transactions;

•            incentive compensation to employees and directors; and

•            other corporate purposes that have not yet been identified.

In order to provide the Board with certainty and flexibility to undertake transactions to support the Company’s future business growth, the Board deems it to be in the best interests of the shareholders and the Company to increase the number of authorized shares of the Company’s common stock.

In addition to periodic discussions regarding fund raising opportunities, the Company also engages in periodic discussions with potential acquisition candidates as part of the Company’s business model. If any of these discussions came to a definitive understanding and if this proposal is adopted, it is possible that the Company could use some or all of the newly authorized shares in connection with one or more such transactions subsequent to the increase in the number of authorized shares.  The Company currently has no plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock in connection with one or more such strategic transactions subsequent to the increase in the number of authorized shares.

Vote Required and Board of Directors’ Recommendation

Approval of the Charter Amendment requires the affirmative vote of holders of a majority of the issued and outstanding Shares. Abstentions and broker non-votes will have the same effect as votes cast against the proposal to approve the Charter Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT.

If the proposal to approve the Charter Amendment is adopted, the additional authorized shares of common stock would become issuable upon the approval of the Board at such times, in such amounts, and upon such terms as the Board may determine, without further approval of the shareholders, unless such approval is expressly required by applicable law, regulatory agencies, NYSE-Amex or any other exchange or quotation service on which the Company’s common stock may then be listed. Furthermore, current shareholders will have no preemptive rights to purchase additional shares. Shareholder approval of the Charter Amendment will not, by itself, cause any change in the Company’s capital accounts. However, any future issuance of additional shares of common stock authorized pursuant to this proposal would ultimately result in dilution of existing shareholders’ equity interests.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Philip Vogel & Co., PC (“Philip Vogel”), independent registered public accountants, served as independent registered public accountants for the Company for the fiscal year ended June 30, 2011, and has reported on the Company’s financial statements. The Board of Directors has selected Philip Vogel as the Company’s independent registered public accountants for the fiscal year ending June 30, 2012, and recommends that the shareholders ratify this selection. Philip Vogel has served as the Company’s independent registered public accountants since 1999 and is considered by management of the Company to be well qualified. Philip Vogel has advised the Company that neither it nor any of its members has any financial interest, direct or indirect, in the Company in any capacity.

Representatives from Philip Vogel are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

While shareholder ratification is not required for selection of Philip Vogel because the Board of Directors has the responsibility for selection of the Company’s independent registered public accountants, the selection is being submitted for ratification at the Meeting with a view toward soliciting the shareholders’ opinion thereon, which opinion will be taken into consideration in future deliberations.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PHILIP VOGEL & CO., PC, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

	July 1, 2010 -	July 1, 2009 -
	June 30, 2011	June 30, 2010
Audit fees	$46,900	$35,700
Audit-related fees	20,500	15,000
Tax fees	15,000	3,800
All other fees	1,000	13,060
Total	$83,400	$67,560

Audit Fees

Aggregate audit fees billed for professional services rendered by Philip Vogel were $46,900 for the year ended June 30, 2011 and $35,700 for the year ended June 30, 2010. Such fees were primarily for professional services rendered for the audits of our consolidated financial statements during the fiscal years ended June 30, 2011 and 2010.

Audit-Related Fees

Aggregate audit-related fees billed for professional services rendered by Philip Vogel were $20,500 for the year ended June 30, 2011 and $15,000 for the year ended June 30, 2010. Such fees were for limited reviews of our unaudited condensed consolidated interim financial statements.

Tax Fees

Aggregate income tax compliance and related services fees billed for professional services rendered by Philip Vogel were $15,000, primarily our Louisiana State income tax filing for the year ended June 30, 2011 and $3,800 for the year ended June 30, 2010.

All Other Fees

In addition to the fees described above, aggregate fees of: $1,000 were billed by Philip Vogel during the year ended June 30, 2011, primarily for the review of various SEC filings, and attendance at our annual stockholders’ meeting; and $13,060 were billed by Philip Vogel during the year ended June 30, 2010, primarily for the review of various SEC filings, attendance at our annual stockholders’ meeting, and for research regarding our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Committee Pre-Approval Policies and Procedures

In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All of the foregoing professional services provided by Philip Vogel during the years ended June 30, 2011 and June 30, 2010 were pre-approved in accordance with the policies of our Audit Committee.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s website at http://www.sec.gov.

FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2011, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE SECRETARY OF CUBIC ENERGY, INC., 9870 PLANO ROAD, DALLAS, TEXAS 75238. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF APRIL 13, 2012, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2012 MEETING. THE FORM 10-K IS ALSO AVAILABLE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV.

OTHER MATTERS

The Board of Directors knows of no business other than that set forth above to be transacted at the Meeting. If other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

It is important that your shares be represented at the Meeting, regardless of the number of shares you hold and whether you intend to attend the Meeting. You are therefore urged to complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the postage paid envelope which has been enclosed.

BY ORDER OF THE BOARD OF DIRECTORS OF

CUBIC ENERGY, INC.

CALVIN A. WALLEN, III

President

Dallas, Texas

April 27, 2012

PROXY CARD

FOR ANNUAL MEETING OF SHAREHOLDERS OF CUBIC ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints CALVIN A. WALLEN, III and JON S. ROSS, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Dallas Campbell Centre, Skyline Ballroom, 8250 North Central Expressway, Dallas, Texas 75206, on May 30, 2012, at 10:00 a.m. CT, and at any adjournments thereof.

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are authorized, in their discretion, to vote the matter.

Please mark your votes as in this example using dark ink only. ☒

IF NO DIRECTION IS MADE, THIS PROXY WILL BE

VOTED FOR EACH NOMINEE AND EACH OTHER PROPOSAL.

1.              Election of Directors:

WITHHOLD
NOMINEE	FOR	AUTHORITY
Calvin A. Wallen, III	[ ]	[ ]
Gene C. Howard	[ ]	[ ]
Bob L. Clements	[ ]	[ ]
Jon S. Ross	[ ]	[ ]
David B. Brown	[ ]	[ ]
Paul R. Ferretti	[ ]	[ ]

2.              Approval of an Amendment to the Company’s Certificate of Formation to Increase the Number of Authorized Shares of Common Stock.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.              Ratification of Philip Vogel & Co., PC, as independent registered public accountants for the fiscal year ending June 30, 2012.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Please indicate whether you plan to attend the meeting: YES ☐ NO ☐

IMPORTANT — PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY (in no event later than May 16, 2012). Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or other entity, the proxy should be signed by a duly authorized officer.

Please mark, sign, date and return your proxy promptly in the enclosed envelope whether or not you plan to attend the Meeting. No postage is required. You may nevertheless vote in person if you do attend.

Signature:

Title:

Signature, if held jointly:

Dated: , 2012

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